Exhibit 16

May 17, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of T.J.T., Inc. dated May 17, 2004 (“Form 8-K”).

/s/ Balukoff Lindstrom & Co., P.A.
Balukoff Lindstrom & Co., P.A.
Boise, Idaho